As filed with the Securities and Exchange Commission on January 4, 2006

Registration No. 333-61913

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-11 TO

FORM S-3 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	56-1871668
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

3100 Smoketree Court, Suite 600

Raleigh, NC 27604

(919) 872-4924

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Edward J. Fritsch, President and Chief Executive Officer

Highwoods Properties, Inc.

3100 Smoketree Court, Suite 600

Raleigh, NC 27604

Phone: (919) 872-4924

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to: Jeffrey D. Miller DLA Piper Rudnick Gray Cary US LLP 4700 Six Forks Road, Suite 200 Raleigh, NC 27609 Phone: (919) 786-2005 Facsimile: (919) 786-2205

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Highwoods Properties, Inc. (the “Company”) hereby amends the Registration Statement on Form S-3 (No. 333-61913) relating to the registration of up to an aggregate of 11,769,923 shares of common stock by filing this Post-Effective Amendment No. 1 (this “Amendment”). The Registration Statement, which was originally filed on August 20, 1998, relates to shares of common stock that are issuable by the Company upon the redemption of units of limited partnership interest in Highwoods Realty Limited Partnership or upon the exchange of warrants to purchase common stock and shares of common stock that may be offered from time to time for resale by the selling stockholders named therein. Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K, by filing this Post-Effective Amendment No. 1 to Registration Statement, the Registrant hereby terminates the Registration Statement and deregisters all securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on January 4, 2006.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Edward J. Fritsch
Edward J. Fritsch President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.